BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Attachment 23 of CVM Instruction nº 481/2009

PUBLIC REQUEST OF POWER OF ATTORNEY

For the Extraordinary General Meeting to be held on November 5, 2018, at 11:00 a.m. (“Meeting”), at the Company´s head office, located at Rua Jorge Tzachel, n° 475, Bairro Fazenda, City of Itajaí, State of Santa Catarina.

1. Inform the company´s name

BRF S.A. (“Company”).

2. Inform the matters for which the powers of attorney are being requested

The powers of attorney are requested for voting in all matters that are contained in the Agenda of the Meeting, published by means of the Summons, dated of October 5, 2018, which are:

I)    To resolve on the following amendments to the Company Bylaws, as detailed in the draft presented with review marks in the Management Proposal disclosed to the market on October 4, 2018:

a)    To adjust the Company’s Bylaws to the new Regulation of the Novo Mercado, which entered into force as of January 02, 2018, by means (I) of the amendments to article 1, paragraphs 1 and 2; to article 16, item iv; to article 19, paragraph 2; to article 20, caput and paragraph 1; to article 23, item xxii; to article 24, paragraph 1; to article 30, paragraph 2; to article 33, paragraphs 3 and 7; to article 39, caput and paragraph 1; to current article 41, paragraph one; to current article 42, caput; to current article 49, caput; and to current article 51; (II) of the insertion of the new item vi to article 16; of new paragraphs 2, 3 and 4 to article 20; of new item xxxvii to article 23; of new paragraph 2 to article 24, of new item vii to article 25; of new paragraphs 3 and 4 to article 39; and of new articles 42, 43 and 44; and (III) of the exclusion of item v from article 16; of item xxi from article 23; of paragraphs 2 and 3 from article 39; of current articles 40, 41, 44, 45, 46, 47 and 48;

b)    To adjust certain provisions of the Company Bylaws pursuant to the recommendations of the Brazilian Code of Corporate Governance - CBGC, with (I) the inclusion of paragraph 5 to article 20; of paragraph 8 to article 21; of new items ii, xx, xxiii and xxiv to article 23; and (II) the amendment to the current items i and xxi, of article 23; to new item xxxviii of new in article 23; item vii to be inserted in article 25; and to paragraphs 3 and 11 of article 33;

c)   To review the financial competence of the Board of Directors and of the Board of Officers of the Company, by means (I) of the amendment to article 23, current items xvi, xxiv, xxvii, xxviii, xxix, xxx, xxxii, xxxiii, xxxvi and xxxvii; and to article 25, item iv; and (II) of the exclusion of paragraphs 1 and 2 of article 23; and of current items vii and viii of article 25;

d)    To adjust the wording of the caput of article 32, in connection with the composition of the Audit Committee to allow a better understanding of the provision regarding the obligation to have, at least, one (1) external member at the aforementioned Committee not belonging to the Board of Directors and to emphasize that none of its members shall belong to the Board of Officers of the Company, as well as to amend the name of such committee from Audit Committee to “Audit and Integrity Committee”, with the adjustment to the current item viii, of article 23; to Chapter VI title; to article 32; and to article 33, caput and paragraphs 1 to 12; and

e)  To execute other wording adjustments, with (I) the amendment to article 3, sole paragraph; to article 13, paragraph 2; to the current article 20, paragraph 6; to article 23, current items ii, iii, vii, xvii, xxii, xxiii, xxiv, xxvii, xxviii, xxxiv, xxxvi and xxxvii; to article 24, caput and current paragraphs 3 and 4; to article 25, item i; to article 26, current items i, ii, iii and iv; to article 28, items i to iii; to article 29, paragraphs 3 and 4; to article 31, paragraph 2; to article 33, caput and paragraph 3; to current article 43, caput and paragraph 2, 5, 6 and 11; to current article 49, sole paragraph; to current article 51, caput; (II) the exclusion of current item vii of article 23 and of the current paragraph 2 of article 24, as well as adjustments of numbering and of cross references of the statutory provisions, as applicable.

II)         To consolidate the Company Bylaws in order to reflect the approved amendments.

3. Identify individuals or legal entities who promoted, organized or paid for the request of power of attorney, even if partially, informing:

a. Name and address.

Company´s Management.

b. Since when is shareholder of the company.

Not applicable.

c. Number and percentage of shares of each type and class of its ownership.

Not applicable.

d. Number of shares taken as loan.

Not applicable.

e. Total exposure in derivatives referred in company´s shares.

Not applicable.

f. Relationships of corporate, business or family nature existing or kept in the last 3 years with the company or with related parties to the company, as defined by the accounting rules that deal of this subject.

Not applicable.

4. Inform if any of the people mentioned in item 3, as well as any of its controllers, controlled companies, companies under common control or affiliates have special interest in the approval of the matters for which the power of attorney is being requested, describing in detail the nature and extension of the interest in question.

Not applicable.

5. Inform the estimated cost of the request of the power of attorney.

The Company estimates that the cost for this Public Request of Power of Attorney shall be of approximately twenty thousand Reais (R$ 20,000.00), considering the eventual costs of publications of this Public Request of Power of Attorney.

6. Inform if:

(a) the company paid for the request of power of attorney; or

(b) if its authors will seek for reimbursement with the company.

The Company will pay all the expenses related to this Public Request of Power of Attorney.

7. Inform:

a. The address for which such power of attorney shall be sent after signed; or

The powers of attorney, in the form of draft object of Attachment 1 to this document, shall be filled in, initialed and signed and, in the sequence, sent to the following mailing address: Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-000, São Paulo (SP), to the care of the area of Corporate Governance, in the period between October 19, 2018 and October 31, 2018, from 08:00 a.m. until 06:00 p.m.

The shareholders shall present, together with the power of attorney in physical format, certified copy of the following documents:

a) Individual Shareholders: (i) identification document with photo; and (ii) statement including the respective shareholding stake, issued by the custodian institution;

b) Corporate Shareholders: (i) last copy of the Bylaws or consolidated articles of association and corporate documentation granting powers of attorney (e.g. minutes of the election of directors); (ii) identification document of the legal representative(s) with photo; and (iii) statement including the respective shareholding stake, issued by the custodian institution;

c) Investment fund shareholder: (i) the latest consolidated regulations of the fund; (ii) bylaws or articles of incorporation of the administrator or manager, as is the case, with the fund´s voting policy and corporate documents that prove the powers of representation (minutes of the election of directors, term(s) of office and/or power of attorney); (iii) identification document of the legal representative(s) with photo; and (iv) statement including the respective shareholding stake, issued by the custodian institution;

d) Foreign Shareholders: The foreign shareholders must present the same documents as the Brazilian shareholders, although the corporate documents of the legal entity and the power of attorney must have a sworn translation, not being necessary its notarization and consularization.

The powers of attorney shall also contain the notarization of the granting shareholder or of his legal representative.

b. If the company accepts powers of attorney by means of system at the worldwide web of computers, the instructions for the granting of the power of attorney

Not Applicable.

ATTACHMENT 1 – DRAFT OF THE POWER OF ATTORNEY

POWER OF ATTORNEY

By means of this private instrument, the shareholder qualified below (“Grantor”), acting as shareholder of BRF S.A., a publicly held company enrolled in CNPJ/MF under nº 01.838.723/0001-27, with head office at Rua Jorge Tzachel, nº 475, Bairro Fazenda, in the city of Itajaí, state of Santa Catarina, Zip Code 88301-600 (“Company”), having in view the summoning of the Extraordinary General Meeting of the Company, to be held at 11:00 a.m. of November, 5 2018 (“Meeting”), appoints and constitutes as his attorneys in law (“Grantees”):

a) Mrs. Cristiana Rebelo Wiener, Brazilian, married, lawyer, enrolled in the Brazilian Bar OAB/SP under nº 215.947 and enrolled in the individual tax payer CPF/MF 025.909.597-45, with office at Rua Hungria, n° 1.400, 5° floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000 or Mr. Marcus de Freitas Henriques, Brazilian, married, lawyer, enrolled in the Brazilian Bar OAB/RJ under nº  95.317, enrolled in the individual tax payer CPF/MF nº 873.453.826-72, with office at Rua Santa Luzia, nº 651, 34º floor, Centro, Rio de Janeiro (RJ), ZIP Code 20021-903, to vote IN FAVOR of the matters on the agenda of the General Meeting, in accordance with the guidance indicated below by the Grantor;

b) Mr. Cassio Colli Badino de Souza Leite, Brazilian, single, lawyer, enrolled in the Brazilian Bar OAB/SP under nº 318.543 and enrolled in the individual tax payer CPF/MF nº 322.907.898-52, with office at Rua Hungria, n° 1.400, 5° floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000, to vote AGAINST the matters on the agenda of the General Meeting, in accordance with the guidance indicated below by the Grantor; and

c) Mrs. Débora Benassi, Brazilian, married, lawyer, enrolled in the Brazilian Bar OAB/SP under nº 280.706 and enrolled in the individual tax payer CPF/MF nº 290.214.068-10, with office at Rua Hungria, n° 1.400, 5° floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000, to ABSTAIN in the matters on the agenda of the General Meeting, in accordance with the guidance indicated below by the Grantor;

granting them powers to, act alone and independent of the order of appointment, represent the Grantor at the Meeting, signing the Company´s Shareholders´ Attendance Book and the minutes of the Extraordinary General Meeting, on behalf of the Grantor, in strict compliance with the voting instructions established below, about each one of the matters contained in the Agenda:

      I.        To resolve on the following amendments to the Company Bylaws, as detailed in the draft presented with review marks in the Management Proposal disclosed to the market on October 4, 2018:

a)    To adjust the Company’s Bylaws to the new Regulation of the Novo Mercado, which entered into force as of January 02, 2018, by means (I) of the amendments to article 1, paragraphs 1 and 2; to article 16, item iv; to article 19, paragraph 2; to article 20, caput and paragraph 1; to article 23, item xxii; to article 24, paragraph 1; to article 30, paragraph 2; to article 33, paragraphs 3 and 7; to article 39, caput and paragraph 1; to current article 41, paragraph one; to current article 42, caput; to current article 49, caput; and to current article 51; (II) of the insertion of the new item vi to article 16; of new paragraphs 2, 3 and 4 to article 20; of new item xxxvii to article 23; of new paragraph 2 to article 24, of new item vii to article 25; of new paragraphs 3 and 4 to article 39; and of new articles 42, 43 and 44; and (III) of the exclusion of item v from article 16; of item xxi from article 23; of paragraphs 2 and 3 from article 39; of current articles 40, 41, 44, 45, 46, 47 and 48:

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

b)    To adjust certain provisions of the Company Bylaws pursuant to the recommendations of the Brazilian Code of Corporate Governance - CBGC, with (I) the inclusion of paragraph 5 to article 20; of paragraph 8 to article 21; of new items ii, xx, xxiii and xxiv to article 23; and (II) the amendment to the current items i and xxi, of article 23; to new item xxxviii of new in article 23; item vii to be inserted in article 25; and to paragraphs 3 and 11 of article 33:

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

c)    To review the financial competence of the Board of Directors and of the Board of Officers of the Company, by means (I) of the amendment to article 23, current items xvi, xxiv, xxvii, xxviii, xxix, xxx, xxxii, xxxiii, xxxvi and xxxvii; and to article 25, item iv; and (II) of the exclusion of paragraphs 1 and 2 of article 23; and of current items vii and viii of article 25:

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

d)    To adjust the wording of the caput of article 32, in connection with the composition of the Audit Committee to allow a better understanding of the provision regarding the obligation to have, at least, one (1) external member at the aforementioned Committee not belonging to the Board of Directors and to emphasize that none of its members shall belong to the Board of Officers of the Company, as well as to amend the name of such committee from Audit Committee to “Audit and Integrity Committee”, with the adjustment to the current item viii, of article 23; to Chapter VI title; to article 32; and to article 33, caput and paragraphs 1 to 12; and

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

e)    To execute other wording adjustments, with (I) the amendment to article 3, sole paragraph; to article 13, paragraph 2; to the current article 20, paragraph 6; to article 23, current items ii, iii, vii, xvii, xxii, xxiii, xxiv, xxvii, xxviii, xxxiv, xxxvi and xxxvii; to article 24, caput and current paragraphs 3 and 4; to article 25, item i; to article 26, current items i, ii, iii and iv; to article 28, items i to iii; to article 29, paragraphs 3 and 4; to article 31, paragraph 2; to article 33, caput and paragraph 3; to current article 43, caput and paragraph 2, 5, 6 and 11; to current article 49, sole paragraph; to current article 51, caput; (II) the exclusion of current item vii of article 23 and of the current paragraph 2 of article 24, as well as adjustments of numbering and of cross references of the statutory provisions, as applicable;

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

    II.        To consolidate the Company Bylaws in order to reflect the approved amendments.

In Favor	Against	Abstention
[ ]	[ ]	[ ]

Mark with a X in the square above with the option you want.

For the purposes of this power of attorney, the Grantees will have limited powers to be present at the Meeting and to the casting vote in compliance with the voting instructions manifested above, and the Grantees may also sign, on behalf and place of the Grantor, every and all document that is necessary in relation to the referred Meeting, including, as an example, the attendance book of shareholders and the respective minutes of proper book, not having the right nor the obligation to take any other measures that are not necessary to the compliance of this power of attorney.

The Grantees are authorized to abstain in any deliberation or subject to which he has not received, at his sole criteria, sufficiently specific voting instructions.

This power of attorney has validity until the closing and conclusion of the administrative procedures of the Meeting for which it was granted, either on first or second call, independent of the date in which occurs the installation of the second call, being able to be replaced in all or in part.

Qualification of the Shareholder:

Full name or corporate name of the Grantor Shareholder
CPF or CNPJ
Address
Number of shares held
Name of the Legal Representative (if applicable)
Address of the Legal Representative (if applicable)
Position of the Legal Representative (if applicable)
Date of the power of attorney

Signature: ________________________________________

Name/Corporate Name of the Shareholder: _______________________

Name of the Legal Representative(s) of the Shareholder (if applicable): _________________